Exhibit 99.1

GFA Brands, Inc.—Smart Balance

Financial Update

LTM Pro Forma EBITDA Buildup

Trailing Four Quarters 3/31/2007
Net Revenue	$166,035,597

Reported EBITDA
Net Income	16,983,985
Interest Expense	2,634,826
Provision for Income Taxes	7,067,078
Depreciation & Amortization	25,782

Reported EBITDA	26,711,671

Adjustments to EBITDA
Management fees and bonuses	5,035,000
Public Company Costs	(4,000,000)
Non-Cash, Non-Recurring Charges	—
Other Items (Stock Comp., etc.)	—

Total Adjustments	1,035,000

Pro Forma Adjusted EBITDA	$27,746,671

Non-GAAP Financial Measures

The presentation above contains disclosure of earnings before interest, taxes, depreciation and amortization (“EBITDA”) for certain periods, which is a non-GAAP financial measure within the meaning of Regulation G promulgated by the Securities and Exchange Commission. Management believes that EBITDA is an appropriate measure of evaluating operating performance and liquidity, because it reflects the resources available for strategic opportunities including, among others, investments in the business and strategic acquisitions. The disclosure of EBITDA may not be comparable to similarly titled measures reported by other companies. EBITDA should be considered in addition to, and not as a substitute, or superior to, operating income, cash flows, revenue, or other measures of financial performance prepared in accordance with generally accepted accounting principles.